                                                              Exhibit 99.(g)(11)

                    NINTH AMENDMENT TO THE CUSTODIAN CONTRACT

         AGREEMENT made by and between State Street Bank and Trust Company (the "Custodian") and the Sanford C. Bernstein Fund, Inc. (the "Fund").

         WHEREAS, the Custodian and the Fund are parties to a custodian contract dated October 12, 1988, as amended May 8, 1989, July 24, 1989, April 30, 1990, March 18, 1992, and April 19, 1994, August 21, 1995, May 6, 1996 and September 25, 1996 (the "Custodian Contract, as amended"); and

         WHEREAS, the Custodian and the Fund desire to further amend the Custodian Contract by adding the Bernstein International Value Portfolio II (the "Portfolio") to the list of Portfolios on whose behalf the Custodian Contract, as amended, applies and to make certain other amendments;

         NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby agree as follows:

         1. In accordance with Paragraph 12 of the Custodian Contract, it is mutually agreed that the Custodian shall render services under the Custodian Contract, as amended, to an additional series of the Fund, the Bernstein International Value Portfolio II.

         2. With respect to the securities and other assets of the Bernstein International Value Portfolio II which are maintained outside the United States, the Fund hereby authorizes the Custodian to employ as subcustodians the foreign banking institutions and foreign securities depositories designated on Schedule A hereto in accordance with the terms and provisions of the Custodian Contract.

         3. Henceforth, the Fund shall use the Custodian's "Schedule A 17f-5 Approval" form to authorize Custodian to employ foreign banking institutions and foreign securities depositories as subcustodians for the Fund and shall cease making such authorizations on its own form of Schedule A and B.

         4. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as a sealed instrument as of the 22nd day of February, 1999.


                                   SANFORD C. BERNSTEIN FUND, INC.



                                   By:
                                        -----------------------------------
                                            Jean Margo Reid, Secretary


ATTEST:



---------------------------

                                   STATE STREET BANK AND TRUST
                                   COMPANY



                                   By:
                                        -----------------------------------
                                   Name:
                                   Title:


ATTEST:



---------------------------

                                   SCHEDULE A
                                    COVERING
                  BERNSTEIN GOVERNMENT SHORT DURATION PORTFOLIO
                     BERNSTEIN SHORT DURATION PLUS PORTFOLIO
                    BERNSTEIN INTERMEDIATE DURATION PORTFOLIO
                    BERNSTEIN DIVERSIFIED MUNICIPAL PORTFOLIO
                     BERNSTEIN NEW YORK MUNICIPAL PORTFOLIO
                    BERNSTEIN CALIFORNIA MUNICIPAL PORTFOLIO
             BERNSTEIN SHORT DURATION CALIFORNIA MUNICIPAL PORTFOLIO
            BERNSTEIN SHORT DURATION DIVERSIFIED MUNICIPAL PORTFOLIO
              BERNSTEIN SHORT DURATION NEW YORK MUNICIPAL PORTFOLIO
                     BERNSTEIN INTERNATIONAL VALUE PORTFOLIO
                   BERNSTEIN EMERGING MARKETS VALUE PORTFOLIO
                   BERNSTEIN INTERNATIONAL VALUE PORTFOLIO II

Country                    Subcustodian(s)
-------                    ---------------

Australia                  Bank:                     Westpac Banking Corporation
                           Depository:               Austraclear Limited
                                                     Reserve Bank Information and Transfer System (RITS)

Austria                    Bank:                     Erste Bank de Osterreichischen
                                                     Sparkassen AG
                           Depository:               Oesterreichische Kontrollbank AG
                                                     (Wertpapiersammelbank Division)

Belgium                    Bank:                     Generale Bank
                           Depository:               Caisse Interprofessionelle de
                                                     Depots et de Virements de
                                                     Titres S.A. (CIK)
                                                     Banque Nationale de Belgique

Canada                     Bank:                     State Street Company Canada
                           Depository:               The Canadian Depository for
                                                     Securities Limited (CDS)

Denmark                    Bank:                     Den Danske Bank
                           Depository:               Vaerdipapircentralen - The
                                                     Danish Securities Center (VP)

Finland                    Bank:                     Merita Bank Limited
                           Depository:               The Finnish Central Securities
                                                     Depository (CSD)

Country                    Subcustodian(s)
-------                    ---------------

France                     Bank:                     Banque Paribas
                           Depository:               Societe Interprofessionnelle pour la
                                                     Compensation des Valeurs
                                                     Mobilieres (SICOVAM)

Germany                    Bank:                     Dresdner Bank AG
                           Depository:               Deutsche Borse Clearing AG
                                                     (DBC)

Hong Kong                  Bank:                     Standard Chartered Bank
                           Depository:               The Central Clearing and
                                                     Settlement System (CCASS)
                                                     The Central Money Markets Unit
                                                     (CMU)

Ireland                    Bank:                     Bank of Ireland
                           Depository:               The Central Bank of Ireland
                                                     Securities Settlement Office
                                                     (CBISSO)

Italy                      Bank:                     Banque Paribas
                           Depository:               Monte Titoli S.p.A.
                                                     Banca d'Italia

Japan                      Banks:                    The Daiwa Bank, Limited
                                                     The Fuji Bank, Limited
                           Depository:               Japan Securities Depository
                                                     Center (JASDEC)
                                                     Bank of Japan Net System

Malaysia                   Bank:                     Standard Chartered Bank
                                                     Malaysia Berhad
                           Depository:               Malaysian Central Depository
                                                     Sdn. Bhd. (MCD)
                                                     Bank Negara Malaysia,
                                                     Scripless Securities Trading and
                                                     Safekeeping Systems (SSTS)



Country           Subcustodian(s)
-------           ---------------

Netherlands                Bank:                     MeesPierson N.V.
                           Depository:               Nederlands Centraal Instituut
                                                     voor Giraal Effectenverkeer B.V.
                                                     (NECIGEF)
                                                     De Nederlandsche Bank N.V.

New Zealand                Bank:                     ANZ Banking Group (New
                                                     Zealand) Limited
                           Depository:               New Zealand Central Securities
                                                     Depository Limited (NZCSD)

Norway                     Bank:                     Christiania Bank og Kreditkasse
                           Depository:               Verdipapirsentralen, The
                                                     Norwegian Registry of
                                                     Securities (VPS)

Singapore                  Bank:                     The Development Bank of
                                                     Singapore Ltd.
                           Depository:               The Central Depository (Pte)
                                                     Limited (CDP)

Spain                      Bank:                     Banco Santander, S.A.
                           Depository:               Servicio de Compensacion y
                                                     Liquidacion de Valores (SCLV)
                                                     Banco de Espana,
                                                     Central De Anotaciones en Cuenta (CAC)

Sweden                     Bank:                     Skandinaviska Enskilda Banken
                           Depository:               Vardepapperscentralen VPC AB,
                                                     The Swedish Central Securities
                                                     Depository

Switzerland                Bank:                     UBS AG
                           Depository:               Schweizerische Effekten-Giro AG
                                                     (SEGA)



Country                    Subcustodian(s)
-------                    ---------------

United
    Kingdom                Bank:                     State Street Bank and Trust
                                                     Company
                           Depositories:             The Bank of England
                                                     The Central Gilts Office (CGO)
                                                     The Central Moneymarkets Office
                                                     (CMO)

General                    Depositories:             The Euroclear System (Euroclear)
                                                     State Street London Limited
                                                     Cedel Bank societe anonyme
                                                     (Cedel)
                                                     State Street London Limited
